FOR IMMEDIATE RELEASE Redwood Trust, Inc. Thursday, May 17, 2012	CONTACT: Christopher Abate Chief Financial Officer (415) 384-3584 Mike McMahon Managing Director (415) 384-3805

REDWOOD TRUST DECLARES $0.25 PER SHARE DIVIDEND FOR THE SECOND QUARTER OF 2012

MILL VALLEY, CA – Thursday, May 17, 2012 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a second quarter regular dividend of $0.25 per share. The second quarter 2012 dividend is payable on June 29, 2012 to stockholders of record on June 15, 2012.

“The payment of regular dividends remains a priority for Redwood.  Our second quarter dividend will mark our 52nd consecutive quarterly dividend," said Marty Hughes, Redwood's CEO.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.